Exhibit 99.1

NEWS RELEASE

For More Information Contact:
Kevin Berry, Chief Financial Officer
(408) 934-3144
kevinb@cmd.com

California Micro Devices Reports March Quarter and Fiscal 2006 Financial Results

Fiscal 2006 revenue and net income increase year on year, achieving all time highs

MILPITAS, Calif. — May 4, 2006 — California Micro Devices (Nasdaq: CAMD) today announced financial results for the fourth quarter of fiscal 2006, which ended March 31, 2006. Revenue was $17.4 million compared to $14.5 million a year ago. On a GAAP basis, diluted earnings per share were $0.22 compared to a loss of $0.05 a year ago. Non-GAAP diluted earnings were $0.10 per share, excluding the effect of a partial release of the valuation allowance associated with the net deferred tax asset in the amount of $2.7 million. The loss in the year ago quarter included restructuring charges of $270,000.

Fiscal 2006 revenue reached an all time high of $70.2 million compared to the record $65.9 million posted a year ago. On a GAAP basis, diluted earnings per share were $0.44 compared to $0.18 a year ago. Non-GAAP diluted earnings were a record $0.32 per share, excluding the effect of the partial release of the valuation allowance mentioned above. Fiscal 2005 results included restructuring charges of approximately $1.3 million.

“I am pleased to report that in Q4 we achieved revenue just below the high end of our guidance and that our gross margin percentage and pro forma EPS exceeded the high end of our guidance;” said Robert V. Dickinson, president and chief executive officer. “Revenue from both mobile handsets and from personal computers and digital consumer electronics showed strong growth year on year and we set a new record for low capacitance ESD revenue as the result of strong growth of both PicoGuard™ and MediaGuard™ shipments. Bookings rebounded to $18.5 million in Q4 and design wins reached record levels.

“Our Q4 represented a solid finish for fiscal 2006 in which we achieved new records for revenue, net income, cash, bookings and design wins and the highest gross margin percentage in more than ten years. This is especially notable in light of our exit from non-core businesses at the end of fiscal 2005.” Dickinson summarized fiscal 2006 achievements as follows:

•	Core revenue growth of 30 percent

•	Third consecutive year of profitability with pro forma diluted EPS reaching a record $0.32

•	Gross margin of 37.3 percent, highest in 10 years

•	Mobile handset product revenue growth of 35 percent

•	Personal computer and digital consumer electronics product revenue growth of 13 percent

•	Low capacitance ASIP unit shipments, revenue and design wins all more than tripled

•	Ending cash balance of $49.7 million, up 38 percent from last year

•	1,436 design wins, up 18 percent from last year

•	Sale of Tempe AZ facility, completing the transition to a fully fabless business model

•	Initiated the Arques Technology acquisition to strengthen analog design team, LED driver portfolio and Asia presence

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

Conference Call and Webcast Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its March quarter and fiscal 2006 results. Within the USA, interested parties can access the conference call by dialing 866-250-3615. International parties may gain access by dialing 303-262-2194. No password is necessary.

A replay of the conference call will be available on the company’s web site at www.calmicro.com (Investor Relations Link) beginning at approximately 4:00 p.m. Pacific Time today and continuing about a year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog semiconductor products for the mobile handset, personal computer and digital consumer electronics markets. Key products include Application Specific Integrated Passive™ (ASIP™) devices and selected high value mixed signal ICs. Detailed corporate and product information may be accessed at www.calmicro.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

# # #

ASIPTM, Application Specific Integrated PassiveTM, PicoGuardTM and MediaGuardTM are trademarks of California Micro Devices.

All other trademarks are property of their respective owners

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	March 31,	March 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$9,788	$13,830
Short-term investments	39,958	22,245
Accounts receivable, less allowance for doubtful accounts of $146 and $74, respectively	10,667	7,574
Inventories	5,508	6,532
Deferred tax assets	2,711	—
Prepaid expenses and other current assets	1,078	1,286

Total current assets	69,710	51,467
Property, plant and equipment, net	3,961	6,038
Other long-term assets	61	172

TOTAL ASSETS	$73,732	$57,677

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,901	$4,523
Accrued liabilities	3,185	3,762
Deferred margin on shipments to distributors	2,684	2,520
Current maturities of long-term debt and capital lease obligations	82	100

Total current liabilities	11,852	10,905
Long-term debt and capital leases, less current maturities	—	90
Other long-term liabilities	8	21

Total liabilities	11,860	11,016

Commitments and contingencies
Shareholders’ equity:
Common stock - no par value; 50,000,000 shares authorized; shares issued and outstanding: 22,855,223 and 21,605,315 as of March 31, 2006 and 2005, respectively	110,673	105,494
Accumulated other comprehensive loss	(5)	(2)
Accumulated deficit	(48,796)	(58,831)

Total shareholders’ equity	61,872	46,661

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$73,732	$57,677

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2005	2006	2005
Net sales	$17,395	$14,497	$70,241	$65,869
Cost and expenses:
Cost of sales	10,575	10,630	44,068	42,085
Research and development	1,496	1,533	6,817	5,181
Selling, general and administrative	3,546	3,275	13,348	13,240
Restructuring expense/(benefit)	(20)	270	39	1,325

Total costs and expenses	15,597	15,708	64,272	61,831

Operating income (loss)	1,798	(1,211)	5,969	4,038
Other income, net	503	190	1,491	129

Income (loss) before income taxes	2,301	(1,021)	7,460	4,167
Income taxes/(benefit)	(2,704)	(30)	(2,575)	125

Net income (loss)	$5,005	$(991)	$10,035	$4,042

Net income (loss) per share–basic	$0.22	$(0.05)	$0.45	$0.19

Weighted average common shares outstanding–basic	22,802	21,555	22,128	21,318

Net income (loss) per share–diluted	$0.22	$(0.05)	$0.44	$0.18

Weighted average common shares and share equivalents outstanding–diluted	23,031	21,555	22,777	22,582

Reconciliation of net income (loss) to non-GAAP net income (loss):
Net income (loss)	$5,005	$(991)	$10,035	$4,042
Reconciling items:
Partial release of valuation allowance against deferred tax assets	(2,711)	—	(2,711)	—

Non-GAAP net income (loss)	$2,294	$(991)	$7,324	$4,042

Non-GAAP:
Net income (loss) per share–basic	$0.10	$(0.05)	$0.33	$0.19

Net income (loss) per share–diluted	$0.10	$(0.05)	$0.32	$0.18

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	22,802	21,555	22,128	21,318

Weighted average common shares and share equivalents outstanding–diluted	23,172	21,555	22,812	22,582

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2005	2006	2005
Net sales	$17,395	$14,497	$70,241	$65,869
Cost and expenses:
Cost of sales	10,575	10,630	44,068	42,085
Research and development	1,496	1,533	6,817	5,181
Selling, general and administrative	3,546	3,275	13,348	13,240
Restructuring expense/(benefit)	(20)	270	39	1,325

Total costs and expenses	15,597	15,708	64,272	61,831

Operating income (loss)	1,798	(1,211)	5,969	4,038
Other income, net	503	190	1,491	129

Income (loss) before income taxes	2,301	(1,021)	7,460	4,167
Income taxes	7	(30)	136	125

Net income (loss)	$2,294	$(991)	$7,324	$4,042

Net income (loss) per share–basic	$0.10	$(0.05)	$0.33	$0.19

Weighted average common shares outstanding–basic	22,802	21,555	22,128	21,318

Net income (loss) per share–diluted	$0.10	$(0.05)	$0.32	$0.18

Weighted average common shares and share equivalents outstanding–diluted	23,172	21,555	22,812	22,582

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
Net income (loss) per share:	2006	2005	2006	2005
Basic:
GAAP net income (loss) per share	$0.22	$(0.05)	$0.45	$0.19
Reconciling items:
Partial release of valuation allowance against deferred tax assets	$(0.12)	$—	$(0.12)	$—

Non-GAAP net income (loss) per share	$0.10	$(0.05)	$0.33	$0.19

Diluted:
GAAP net income (loss) per share	$0.22	$(0.05)	$0.44	$0.18
Reconciling items:
Partial release of valuation allowance against deferred tax assets	$(0.12)	$—	$(0.12)	$—

Non-GAAP net income (loss) per share	$0.10	$(0.05)	$0.32	$0.18